Exhibit 16


December 23, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Gouverneur Bancorp, Inc.'s statements included under Item 4 of its Form 8-K dated December 23, 2002, and we agree with such statements.

Very truly yours,

/s/ Fust Charles Chambers LLP
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Fust Charles Chambers LLP